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                                               EXHIBIT 10.5

                               SUN COMPANY, INC.

                           PENSION RESTORATION PLAN

                       As Amended and Restated Effective
                               February 1, 1996



                                    PURPOSE

       Sun Company, Inc. hereby amends and restates this Pension Restoration Plan effective February 1, 1996 for the purpose of providing to Participants (as hereinafter defined) retirement benefits which would otherwise be provided by either the Sun Company, Inc. Retirement Plan or the Sun Company, Inc. Cash Option Retirement Plan but for the restrictions on benefits payable under these plans by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986. This Plan is intended to constitute an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

                                   ARTICLE I
                                  DEFINITIONS

     1.01 "Actuarial Equivalent" means a benefit of equivalent current value to the benefit which would otherwise have been provided to the Participant, determined on the same basis as determined under the Applicable Sun Retirement Plan.

     1.02    "Affiliated Company" means the Company and:

             (a) Any other corporation which is included within a "controlled group of corporations" within which Sun Company, Inc., is also included as determined under Section 1563 of the 1954 Internal Revenue Code without regard to subsections (a)(4) and (e)(3)(C) of said Section 1563;

             (b) Any other trades or businesses (whether or not incorporated)
                 which, based on principles similar to those defining a "controlled group of corporations" for purposes of (a) above, are under common control; and

             (c) Any other organization so designated by the Board Committee.
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     1.03    "Applicable Sun Retirement Plan" means the Sun Company, Inc.
             Retirement Plan or the Sun Company, Inc. Cash Option Retirement Plan, whichever plan the Participant will receive benefits under.

     1.04 "Beneficiary" means the person or persons, other than a contingent annuitant, designated by a Participant or retired Participant pursuant to Article IV.

     1.05    "Board of Directors" means the Board of Directors of Sun Company,
             Inc.

     1.06 "Board Committee" means those individual Directors who have been appointed by the Board of Directors with the powers and responsibilities specified in Article V and to which has been delegated any fiduciary responsibilities of the Board of Directors with respect to the Plan.

     1.06A "Change in Control" of the Company shall be deemed to have occurred for purposes of this Plan, if: (i) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Sun Company, Inc., or to all or substantially all of its assets) or
             (ii) any entity, person or Group acquires shares of Sun Company, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding voting shares. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

     1.07    "Code" means the Internal Revenue Code of 1986, as amended.

     1.08 "Company" means Sun Company, Inc. or any corporation which succeeds to the position of Sun Company, Inc. as common parent of the Sun Affiliated Group, within the meaning of regulations issued under the Internal Revenue Code.

     1.08A "Continuing Director" means a Director who was a member of the Sun Company, Inc. Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

     1.08B "Control Transaction" means any of the following transactions or any combination thereof: (1) any tender offer for or acquisition of capital stock of
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             Sun Company, Inc., (2) any merger, consolidation or sale of all or substantially all of the assets of Sun Company, Inc., or (3) the submission of a nominee or nominees for the position of director of Sun Company, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise.

     1.09 "Effective Date" means September 2, 1974; as to this amendment and restatement, February 1, 1996; and as to any amendment, the effective date specified by the Board of Directors.

     1.10 "Employee" means any individual who is employed by the Company or an Affiliated Company.

     1.11 "Participant" means any Employee who is a participant in an Applicable Sun Retirement Plan who: (i) has had his retirement benefit under that plan reduced due to Statutory Limitations or
             (ii) has received Restricted Stock Unit Income.

     1.12 "Plan" means the Sun Company, Inc. Pension Restoration Plan as set forth in this document and as it may from time to time be amended.

     1.13 "Plan Administrator" means the individual or entity designated as such by the Board Committee pursuant to Article V.

     1.14 "Plan Year" means the annual period beginning on January 1 of any year and ending on the following December 31.

     1.14A "Restricted Stock Unit Income" means the payment that would have been made to a Participant upon the vesting of a restricted stock unit granted under either the Sun Company, Inc. Long-Term Incentive Plan or the Sun Company, Inc. Executive Long-Term Stock Investment Plan had the price of Sun Company, Inc. common stock on the date of such payment been equal to the price on the date the restricted stock unit was granted.

     1.15 "Spouse" means the individual who is the legally married husband or wife of a Participant.

     1.16 "Statutory Limitations" means the limitations placed the benefits that can be accrued under a qualified pension plan pursuant to
             Section 401(a)(17) and 415 of the Code

     1.17 "Termination Date" means the date on which a Participant ceases to be an Employee.
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                                   ARTICLE II
                                 CONTRIBUTIONS

     2.01 EMPLOYER CONTRIBUTIONS. All benefits payable under this Plan will be paid by the Company. A Participant will have no right, title or interest whatsoever in or to any investments which the Company may make to aid in meeting such obligations as may arise under the Plan. Nothing contained in the Plan, nor any action taken pursuant to its provisions, will create or be construed to create a trust or a fiduciary relationship between the Company and any Participant or any other person. To the extent that any person acquires a right to benefits under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts.

     2.02 PARTICIPANT CONTRIBUTIONS. No contributions by Participants will be required or permitted under this Plan.

     2.03 EXPENSES OF ADMINISTRATION. All expenses of administering this Plan will be paid by the Company.


                                  ARTICLE III
                              RETIREMENT BENEFITS

     3.01 AMOUNT OF BENEFITS. The benefit payable to a Participant or his Beneficiary will be equal to the excess of:

           (a) The benefits which would have been paid to the Participant or his Beneficiary under the Applicable Sun Retirement Plan, if the provisions of that plan were administered:

               (i) without regard to the Statutory Limitations, and

               (ii) so that the compensation used for benefit accrual purposes under the Applicable Sun Retirement Plan was increased to reflect Restricted Stock Unit income, over

           (b) The benefits payable to the Participant or his Beneficiary under the Applicable Sun Retirement Plan.

    3.01A ADJUSTMENTS TO RETIREMENT BENEFITS SUBSEQUENT TO CERTAIN CONTROL TRANSACTIONS. (a) If, subsequent to a Control Transaction which has not been expressly approved by at least a majority vote of the Continuing Directors, there is
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           a Change in Control and the Employer thereafter takes action or omits to take action which will result in either a complete or partial termination of the Plan, then:

               (i) effective immediately prior to a complete termination of the
                   Plan, there shall be an increase in the benefits originally calculated under Section 3.01 by an amount equal to three percent (3%) per year reduced by any prior retiree benefit adjustments to such benefits, compounded annually, for a period of fifteen (15) years, for the benefit of active Participants, Participants who retired on or after December 31, 1990 and each surviving Spouse of a Participant who was entitled to pre- or post-retirement Spouse's benefits. Such benefit increases shall be calculated immediately upon the termination of the Plan, regardless of whether the payment of such benefits has commenced;

               (ii) effective immediately prior to a partial termination of the
                    Plan, the benefit increases set forth in Section 3.01A(a)(i) above shall be provided to the affected Participants.

           (b) If, subsequent to a Control Transaction which has not been expressly approved by at least a majority vote of the Continuing Directors, there is a Change in Control, then this Section 3.01A shall be irrevocable, shall apply to successor Plans and cannot be amended or modified at any time.

     3.02 NORMAL FORM OF PAYMENT. Except as otherwise provided in Article IV, retirement benefits under this Plan will be in the form of a lump sum payment of the Actuarial Equivalent of the benefit determined under
           Section 3.01.

     3.03 COMMENCEMENT OF PAYMENTS. A Participant's retirement income will commence on the same date as the commencement of benefits under the Applicable Sun Retirement Plan.

                                   ARTICLE IV
                      OPTIONAL FORMS OF RETIREMENT INCOME

     4.01 ELECTION OF AN OPTIONAL FORM OF PAYMENT. Not later than thirty (30) days prior to a Participant's retirement date a Participant may elect in lieu of the normal form of retirement income, an optional form of retirement income which is the Actuarial Equivalent of the monthly income determined under Section 3.01. A Participant may not change or revoke an elected option unless such change or revocation is made at least thirty (30) days prior to the Participant's
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           retirement date. Each election, designation and revocation of an option will be made in writing and in conformity with such rules as may be prescribed by the Plan Administrator.

     4.02 OPTIONAL FORMS OF PAYMENT. A Participant may elect to receive an optional form of retirement income in the same form and manner as the Participant is receiving under the Applicable Sun Retirement Plan.

     4.03 ACCELERATION OF ANNUITY OPTIONS. Notwithstanding the foregoing, if the Internal Revenue Service makes a determination that the Participant must include any amounts from the Plan in his taxable income in a taxable year prior to the year in which the Participant actually receives those amounts, the Participant shall receive the Actuarial Equivalent of the remainder of his benefit determined under
           Section 4.02. Such distribution shall be made no later than the last day of the calendar year in which the Participant informs the Plan Administrator that the Internal Revenue Service has made such a determination.

                                   ARTICLE V
                           ADMINISTRATION OF THE PLAN

     5.01 ALLOCATION AND DELEGATION OF FIDUCIARY RESPONSIBILITIES. Fiduciary responsibilities with respect to the Plan are to be allocated as set forth in this Article V. A fiduciary will have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan. It is intended that each fiduciary be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan, and generally will not be responsible for any act or failure to act of another fiduciary. A fiduciary may delegate to any person or entity, who may or may not be a fiduciary, any of its powers or duties under the Plan.

     5.02 POWERS AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS. The Board of Directors has the following powers and responsibilities:

           (a)  To authorize amendments to the Plan;
           (b)  To terminate the Plan; and
           (c) To appoint and remove members of the Board Committee, as set forth in Section 5.03, below.

     5.03  BOARD COMMITTEE.

           (a) The Board Committee will consist of at least three Directors who will be appointed by and serve at the pleasure of the Board of Directors. The Board of Directors will also appoint one member of the Board Committee to act as Chairman of such Committee.
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               Vacancies will be filled in the same manner as appointments. Any member of the Board Committee may resign by delivering a written resignation to the Board of Directors, to become effective upon delivery or at any other date specified therein.

           (b) The members of the Board Committee will appoint a Secretary who may, but need not be, a member of the Board Committee. The Board Committee may, in writing, delegate some or all of its powers and responsibilities as specified in Section 5.03(d) to any other person or entity, who may or may not be a fiduciary.

           (c) The Board Committee will hold meetings upon such notice, at such time or times, and at such place or places as it may determine. The majority of the members of the Board Committee at the time in office will constitute a quorum for the transaction of business at all meetings and a majority vote of those present at any meeting will be required for action. The Board Committee may also act by written consent of a majority of its members.

           (d) The Board Committee will have the following powers and responsibilities:

               (i) To prepare periodic administration reports to the Board of Directors which will show, in reasonable detail, the administrative operations of the Plan;

               (ii)  To appoint and remove the Plan Administrator; and

               (iii) To appoint and remove other fiduciaries.

     5.04  PLAN ADMINISTRATOR.

           (a) The Plan Administrator will be appointed by and serve at the pleasure of the Board Committee. The Plan Administrator may resign by delivering a written resignation to the Board Committee, to be effective on delivery or at any other date specified therein. Upon the resignation or removal of the Plan Administrator, a successor Plan Administrator will be appointed by the Board Committee.

           (b) The Plan Administrator may, in writing, delegate some or all of his powers and responsibilities as set forth in Section 5.04(c) to any other person or entity, who may or may not be a fiduciary.

           (c) The Plan Administrator will adopt such rules for administration of the Plan as he considers desirable, provided they do not conflict with the Plan. Records
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               of administration of the Plan will be kept, and Participants and their Spouses, Beneficiaries and contingent annuitants may examine records pertaining directly to themselves. The Plan Administrator will have the following powers and responsibilities:

               (i)   To select and terminate an actuary for the Plan.

               (ii)  To establish and maintain claims review procedures.

               (iii) To construe the Plan, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to administer the Plan, with any instructions or interpretation of the Plan made in good faith by the Plan Administrator to be final and conclusive for all purposes.

               (iv) To comply with any requirements of the Employee Retirement Income Security Act of 1974 with respect to filing reports with governmental agencies.

               (v) To provide Employees with any and all information required by the Employee Retirement Income Security Act of 1974.

               (vi)  To approve any actuarial assumptions.

               (vii) To coordinate any necessary audit process with respect to reports on administration data.

               (viii)To conduct routine Plan administration.

     5.05 EMPLOYMENT OF AGENTS. The fiduciaries may retain such counsel, actuarial, medical, accounting, clerical and other services as they may require to carry out the provisions and purposes of the Plan.

     5.06 RELIANCE ON REPORTS AND CERTIFICATES. Fiduciaries under the Plan and the officers and managers and Employees of the Company and any Affiliated Company will be entitled to rely upon all tables, valuations, certificates and reports furnished by a duly appointed actuary, insurance company, or by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

     5.07 COMPENSATION. Fiduciaries under the Plan will not receive any compensation for their services as such.

     5.08 FIDUCIARY'S OWN PARTICIPATION. A fiduciary may not act, vote or otherwise influence a decision specifically relating to his own participation under the Plan.
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     5.09  LIABILITY FOR ADMINISTRATION OF THE PLAN. In the administration of the Plan, neither a fiduciary, nor any officers, directors or Employees of the Company or any Affiliated Company or their agents will be liable jointly or severally for any loss due to his or its error or acts of omission or commission, except for his or its own individual misconduct. The Company will indemnify each fiduciary, officer, director or Employee of the Company and any Affiliated Company from any and all expenses arising out of his or its responsibilities under the Plan, excepting such expenses and liabilities arising out of his or its own individual willful misconduct.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     6.01 RIGHT TO AMEND OR TERMINATE. The Company expects and intends to continue the Plan indefinitely, but necessarily reserves the right, by action of the Board of Directors, to amend, alter, suspend or terminate the Plan in whole or in part, and at any time. However, if the Board of Directors should amend, alter, suspend or terminate the Plan, the Company will be liable for any benefits accrued under this Plan (determined on the basis of each employee's presumed termination of employment as of the date of such amendment, alteration, suspension or termination) as of the date of such action.

     6.02 ALIENATION OF BENEFITS. No benefits payable under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering or charging the same will be void and of no effect nor will any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

     6.03 PAYMENT TO MINORS AND INCOMPETENTS. If a Participant, Spouse, contingent annuitant or Beneficiary entitled to receive any benefits hereunder is a minor, or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian or committee of such minor or incompetent, or they may be paid to such person or persons who the Plan Administrator believes is or are caring for or supporting such minors or incompetents. Any such payments, to the extent thereof, will be a complete discharge for the payment of such benefit.
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     6.04  UNCLAIMED BENEFITS. If any benefit under the Plan had been payable to and unclaimed by any person for a period of four years since the whereabouts or existence of such person was last known to the Plan Administrator, the Plan Administrator may direct that all rights of such person to payments accrued and to future payments be terminated absolutely, provided that if such person subsequently appears and identifies himself to the satisfaction of the Plan Administrator, then the liability will be reinstated.

     6.05 PLAN VOLUNTARY. The Plan is purely voluntary on the part of the Company. Neither the establishment of the Plan, nor any amendment thereto, nor the creation of any fund or account, nor the payment of any benefit will be construed as conferring upon any Employee or Participant the right to be retained in the employ of the Company or any Affiliated Company, and all Employees and Participants will remain subject to discharge, discipline or termination to the same extent as if the Plan had never been established.

     6.06 GENDER. Whenever used herein, the masculine pronoun will include the feminine and the singular the plural, unless a different meaning is plainly required by the context.

     6.07 CONSTRUCTION. The Plan will be construed, enforced and administered according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control. In the event any provision of the Plan is held illegal or invalid for any reason, it will not affect the remaining provisions of the Plan, but the Plan will be construed and enforced as if such illegal and invalid provision had not been included therein.